EXHIBIT 10.45

AMENDMENT NO. 1 TO THE

COHEN & COMPANY INC. 2010 LONG-TERM INCENTIVE PLAN

This AMENDMENT NO. 1 TO THE COHEN & COMPANY INC. 2010 LONG-TERM INCENTIVE PLAN (this “Amendment”) by Institutional Financial Markets, Inc. (formerly known as “Cohen & Company Inc.”), a Maryland corporation (the “Company”), is dated as of February 3, 2011 (the “Effective Date”).

WHEREAS, the Company maintains the Cohen & Company Inc. 2010 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) deems it in the best interests of the Company to amend the Plan, pursuant to Section 13 of the Plan, to reflect the change in the Company’s name to “Institutional Financial Markets, Inc.” and to increase the number of shares available for Awards thereunder;

WHEREAS, in accordance with the requirements of the NYSE Amex LLC, the Company intends to submit this Amendment to the stockholders of the Company for approval (“Stockholder Approval”) at the Company’s 2011 annual meeting of stockholders; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan.

AMENDMENT

1. Name of Company. All references in the Plan, including the title thereto, to “Cohen & Company Inc.” shall be stricken and replaced with “Institutional Financial Markets, Inc.”

2. Amendment of Section 4.1(a). Upon Stockholder Approval of the Amendment, Section 4.1(a) is hereby stricken and amended in its entirety to read as follows:

“(a) Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan (including securities convertible into or exchangeable for Shares), in the aggregate, may not exceed 3,580,000. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, RSUs or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.”

3. Amendment of Section 4.2. Upon Stockholder Approval of the Amendment, Section 4.2 is hereby stricken and amended in its entirety to read as follows:

“4.2 Options. Subject to adjustments pursuant to Section 14, and subject to the last sentence of Section 4.1(a), Options with respect to an aggregate of no more than 3,580,000 Shares may be granted under the Plan.”

4. Other Matters. Except as amended hereby, the Plan is hereby ratified and confirmed in all respects. As so amended, the Plan shall remain in full force and effect. In the event of any conflict between this Amendment and the Plan, the terms of this Amendment shall prevail. If it is determined that any of the provisions of this Amendment is invalid or unenforceable, the remainder of the provisions of this Amendment shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

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